Exhibit 99.4

Supplemental Risk Factors

Unless these supplemental risk factors indicate otherwise, or the context otherwise requires, references to the term “Duke Energy Carolinas” means Duke Energy Carolinas, LLC and “Duke Energy Progress” means Duke Energy Progress, LLC. Capitalized terms used but not defined herein have the meanings ascribed to them in the Current Report on Form 8-K to which these supplemental risk factors are attached as Exhibit 99.4 (the “Financial Statement Form 8-K”).

Risks Related to the Combination

Duke Energy Carolinas is subject to risk of the Combination having an adverse impact on its credit rating, both while the Combination is pending and following completion of the Combination.

Duke Energy Carolinas cannot be assured that its credit ratings will not be lowered as a result of the Combination or for any other reason. Any reduction in Duke Energy Carolinas’s credit ratings, or the criteria used by rating agencies to determine such ratings, could adversely affect its access to capital, its cost of capital and its other operating costs, and its ability to refinance or repay Duke Energy Carolinas’s existing debt and complete new financings, which could have a material adverse effect on Duke Energy Carolinas’s business, financial condition, results of operations or the trading price of its securities.

Duke Energy Carolinas will incur significant costs in connection with the Combination.

Duke Energy Carolinas expects to incur significant costs associated with the Combination, including costs of combining the operations of the two companies. Additional unanticipated costs also may be incurred in the integration of the businesses of Duke Energy Carolinas and Duke Energy Progress. Any net benefit from any anticipated elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, may not be achieved in the near term or at all. The failure to achieve the anticipated benefits and efficiencies from the Combination, or the incurrence of additional expenses, could have a material adverse impact on the results of operations of the combined company.

The unaudited pro forma condensed combined financial information included in the Financial Statement Form 8-K does not purport to be, and likely is not, representative of the combined results of Duke Energy Carolinas and Duke Energy Progress after the Combination.

The unaudited pro forma condensed combined financial information in the Financial Statement Form 8-K is presented for informational purposes only. It does not purport to be indicative of the financial position or results of operations that would have actually occurred had the Combination been completed at or as of the dates indicated, nor is it indicative of the combined company’s future operating results or financial position. The unaudited pro forma condensed combined financial information in the Financial Statement Form 8-K does not reflect future events that may occur after the closing of the Combination, including the potential realization of operating efficiencies or costs related to the Combination, and does not consider potential market conditions on revenues or expenses. The unaudited pro forma condensed combined financial information in the Financial Statement Form 8-K is based in part on certain assumptions regarding the Combination that Duke Energy Carolinas believes are reasonable under the circumstances. Duke Energy Carolinas cannot assure you that its assumptions will prove to be accurate over time.

The failure to integrate the businesses and operations of Duke Energy Carolinas and Duke Energy Progress successfully in the expected time frame may adversely affect the combined company’s future results.

Duke Energy Carolinas and Duke Energy Progress have operated and, until the completion of the Combination, will continue to operate as separate utilities. Following the completion of the Combination, their respective businesses will need to be integrated successfully. The process of integration may reveal that benefits and efficiencies are less than anticipated and may result in additional expenses, all of which could reduce the anticipated benefits of the Combination. Furthermore, it is possible that the integration process could result in inconsistencies in standards, controls, procedures and policies, potential unknown liabilities and unforeseen expenses, delays, or regulatory conditions associated with and following completion of the Combination; or higher-than-expected integration costs and an overall post-completion integration process that takes longer than originally anticipated.

Each of Duke Energy Carolinas and Duke Energy Progress has substantial amounts of indebtedness. Consequently, the combined company will have substantial indebtedness following the Combination.

The combined company’s debt service obligations could have an adverse impact on its earnings and cash flows for as long as the indebtedness is outstanding. For example, it could:

• make it more difficult for the combined company to pay or refinance its debts as they become due during adverse economic and industry conditions because any decrease in revenues could cause the combined company to not have sufficient cash flows from operations to make its scheduled debt payments;

• require a substantial portion of the combined company’s cash flows from operations to be used for debt service payments, thereby reducing the availability of its cash flow to fund working capital, capital expenditures, strategic transactions and other general corporate purposes;

• result in a downgrade in the rating of the combined company’s indebtedness, which could limit its ability to borrow additional funds or increase the interest rates applicable to its indebtedness;

• limit the flexibility of the combined company in planning for or reacting to changes in its business and the industry in which it operates; or

• increase the exposure of the combined company to a rise in interest rates, which would generate greater interest expense, or increase the costs of obtaining applicable interest rate fluctuation hedges.

There can be no assurance that the combined company will be able to repay or refinance such borrowings and obligations.

The combined company may fail to realize all of the anticipated benefits of the Combination.

The success of the Combination will depend, in part, on Duke Energy Carolinas’s ability to realize the anticipated benefits and cost savings from combining Duke Energy Carolinas’s and Duke Energy Progress’s businesses and operational synergies. The anticipated benefits and cost savings of the Combination may not be realized fully or at all, may take longer to realize than expected, may not be realized or could have other adverse effects that Duke Energy Carolinas does not currently foresee. Some of the assumptions that Duke Energy Carolinas and Duke Energy Progress have made, such as the achievement of the anticipated benefits related to the expected size, scale and financial strength of the combined company, may not be realized. In addition, there could be potential unknown liabilities and unforeseen expenses associated with the Combination that could adversely impact the combined company.

The combined company’s ability to realize anticipated benefits is also subject to regulatory frameworks requiring the development and application of methodologies to measure and track such benefits over time. These methodologies and outcomes may be subject to ongoing regulatory review and oversight, and failure to achieve specified benefit levels could require additional actions, including potential financial contributions, as determined by applicable regulatory authorities.

The future results of the combined company following the Combination will suffer if the combined company does not effectively manage its expanded operations.

Following the Combination, the size, geographic footprint and complexity of the combined company will increase significantly compared to the business of each of Duke Energy Carolinas and Duke Energy Progress. The combined company’s future success will depend, in part, upon its ability to manage this expanded business. The combined company may also face increased scrutiny from regulators and governmental authorities as a result of the significant increase in the size, geographic footprint and complexity of its business. There can be no assurances that the combined company will be successful or that it will realize the expected operating efficiencies, cost savings or other benefits currently anticipated from the Combination.